SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Definitive Information Statement

THE ENLIGHTENED GOURMET, INC

(Name of Registrant as Specified in Charter)

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 (INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH __, 2011)

THE ENLIGHTENEDGOURMET, INC.

236 Centerbrook Road

Hamden, Connecticut 06518

(203) 823-8865

Notice of Stockholder Action by Written Consent

March __, 2011

Dear Stockholder:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on March __, 2011 (the "Record Date"), of shares of common stock, par value $0.001 per share (the "Common Stock") of The Enlightened Gourmet, Inc., a Nevada corporation (the "Company"), that holders of the majority of Common Stock have taken action by written consent as of February 1, 2011, to approve the following:

To authorize the Company's officers and board of directors to amend the Company’s Articles of Incorporation in the state of Nevada to increase the authorized Common Stock of the Corporation from Three Hundred and Fifty Million (350,000,000) shares to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001.

Nevada corporation law and the Company's bylaws permit holders of a majority of the voting power to take a stockholder action by written consent.  Accordingly, the Company will not hold a meeting of its stockholders to consider or vote upon the increase of authorized shares.

We encourage you to read the attached Information Statement carefully, including the exhibits, for further information regarding this action.  In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), the approval of the action described herein by the holders of a majority of the voting power of the Company will be deemed ratified and effective at a date that is at least twenty (20) days after the date this Information Statement has been mailed or furnished to our stockholders.  This Information Statement is first being mailed or furnished to stockholders on or about March__, 2011.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS, AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER THE MATTER DESCRIBED HEREIN.

This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matter described herein in compliance with Regulation 14C of the Exchange Act.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY

Sincerely,

THE ENLIGHTENED GOURMET, INC.

/s/ Alexander L. Bozzi, III
President

(INTENDED TO BE DISTRIBUTED TO SHAREHOLDERS ON OR ABOUT MARCH __, 2011)

THE ENLIGHTENEDGOURMET, INC.

236 Centerbrook Road

Hamden, Connecticut 06518

(203) 823-8865

Information Concerning Actions by Written Consent

Date and Purpose of Written Consent

On February1, 2011, stockholders holding 162,564,308 shares, which constitutes a majority of the voting power of our Company, took action by written consent for the purpose of approving an amendment to the Articles of Incorporation of the Company to increase the authorized capital of the Company from Three Hundred and Fifty Million (350,000,000) shares to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001 (the “Amendment”).

Stockholders Entitled to Notice

As of February 1, 2011 there were 323,847,410 shares of our Common Stock issued and outstanding.  Holders of our Common Stock are entitled to one vote per share.  Stockholders of record at the close of business on March __, 2011, will be entitled to receive this Notice and Information Statement.

Proxies

No proxies are being solicited.

Consents Required

The approval and adoption of the Amendment requires the consent of the holders of a majority of the shares of issued and outstanding Common Stock.

On February 1, 2011, stockholders holding 162,564,308 shares, or approximately 50.2% of our issued and outstanding Common Stock, delivered a written consent to us adopting the proposal set forth herein.  For a detailed breakdown of the beneficial ownership of our Common Stock, please see Common Stock Ownership of Certain Beneficial Owners and Management below.

Information Statement Costs

The cost of delivering this information statement, including the preparation, assembly and mailing of the information statement, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by  the Company.  We may reimburse others for expenses in forwarding information statement materials to the beneficial owners of our capital stock.

Common Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of February 1, 2011, regarding the beneficial ownership of the Company’s Common Stock of (i) each person known to the Company to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act, of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) each executive officer of the Company and (iv) all executive officers and Directors of the Company as a group.  Each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.  On such date, there were 323,847,410 shares of the Company’s Common Stock issued and outstanding.

Name and Address	Title of Class	Shares Beneficially Owned (1)	% of Shares Outstanding (2)
AAR Accounts Family Ltd Partnership (3)	Common	23,407,245 (3)	7.2%
c/o Attn: Andrew & Aniela Roth 17 Beverly Road Little Neck, NY 11363
Alexander L. Bozzi, III (4)	Common	1,175,000 (4)	0.4%
c/o Joseph Levine & Associates 555 Sherman Avenue, Hamden, CT 06514
Beulah Celella (5)	Common	9,500,000 (5)	2.9%
240 Park Road West Hartford, CT 06119
Geno Celella (6)	Common	10,575,000 (6)	3.3%
240 Park Road West Hartford, CT 06119
Paul E. Taboada (7)	Common	35,451,158 (7)	11.0%
c/o Charles Morgan Securities, Inc. 120 Wall Street, 16th Floor New York, NY 10005
All Officers & Directors as a Group (8)	Common	11,750,000(8)	3.6%

(1)

"Beneficial Ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer.  The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days.  Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)

Based on 323,847,410 shares of common stock outstanding as of the date of this memorandum.  Does not include any out of the money warrants or options.

(3)

Consists of 23,407,245 shares of common stock.  Andrew Roth and his wife Aniela Roth have voting and investment power over the shares held by AAR Accounts Family Ltd Partnership.

(4)

Alexander L. Bozzi, III is our President and Chairmen of the Board.  Consists of 1,075,000 shares of common stock and 100,000 shares of common stock held by Mr. Bozzi’s spouse, Giovanna Bozzi.  Does not include 1,300,000 vested out-of the-money options at various exercise prices between $0.01 and $0.025 per share.

(5)

Consists of 9,500,000 shares of common stock. Does not include 1,075,000 shares of common stock owned by Ms. Celella’s spouse, Geno Celella, a director of the Company, as noted in Note 6.

(6)

Geno Celella is a director of the Company.  Consists of 1,075,000 shares of common stock and 9,500,000 shares of common stock owned by Mr. Celella’s spouse, Beulah J. Celella, as noted in Note 5.  Does not include 125,000 vested out-of the-money options at an exercise price of $0.01.

(7)

Includes 65,000 shares held by Mr. Taboada directly, 34,298,658 shares held by entities controlled by Mr. Taboada, and 1,087,500 shares held by Mr. Taboada’s minor children which he also controls.  Does not include 6,300,000 shares issuable upon exercise of warrants held by Charles Morgan Securities, Inc. at various exercise prices between $0.0125 and $0.06 per share.

(8)

Includes shares owned or controlled by Alexander L. Bozzi, III, and Geno Celella and each of their spouses.  Does not include any vested out-of-the-money options as described in these notes.

STOCKHOLDERS APPROVING THE RESOLUTION

Name and Address	Title of Class	Shares Beneficially Owned	% of Shares Outstanding

Paul E. Taboada	Common	35,451,158	11.0%
AAR Accounts Family Ltd Partnership	Common	23,407,245	7.2%
Lawrence Taboada	Common	15,831,925	4.9%
Rick Alan Schaffer	Common	14,200,000	4.4%
Michael P. Traba	Common	12,208,333	3.8%
Marvanal, Inc.[1]	Common	11,384,000	3.5%
Milton Bayer	Common	10,564,000	3.3%
Michael E. Fasci	Common	10,339,949	3.2%
Beulah Celella	Common	9,500,000	2.9%
Jeffrey Stuart Lowe	Common	8,989,640	2.8%
Robert Gillings	Common	6,165,418	1.9%
Ken Winfield	Common	2,272,640	0.7%
Alexander L. Bozzi, III	Common	1,175,000	0.4%
Geno Celella	Common	1,075,000	0.3%
	TOTAL	175,791,405	50.2%

1.  Marvanal, Inc. is a Nevada corporation whose only shareholders are the three adult children of Alexander L. Bozzi, III, the Company’s President.  Marvanal’s President, Alexander L. Bozzi, IV, is the adult son of the Company’s President.

STOCKHOLDERS’ ACTION

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE

NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General Information

As of the Record Date, we are authorized, pursuant to our Articles of Incorporation, as previously amended, to issue up to Three Hundred Million (350,000,000) shares of our Common Stock.  We propose to increase our authorized shares from Three Hundred Million (350,000,000) shares to Seven Hundred Fifty Million (750,000,000) shares of Common Stock, par value $0.001.

The holders of shares representing a majority of the Company's outstanding voting stock have given their written consent to increase the number of authorized shares.  Under Nevada corporation law and the Company's bylaws, the consent of the holders of a majority of the voting power is effective as stockholders' approval.  We will file an Amendment to the Articles of Incorporation of the Company (the "Amendment") in order to increase the number of authorized shares, provided, however, that in accordance with the requirements of the Exchange Act and Regulation 14C promulgated thereunder, the increase in the number of authorized shares will not be filed with the Secretary of State of Nevada or become effective until at least twenty (20) calendar days after the mailing of this Information Statement.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Proposal

The primary purpose of this Amendment is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning.  Such corporate purposes might include acquiring other businesses in exchange for shares of the Company's Common Stock; facilitating broader ownership of the Company's stock by effecting stock splits or issuing a stock dividend; flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or awards.  The Board of Directors believes that these additional shares will provide the Company with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance in the future.

As of February 1, 2011 the Company had 323,847,410 shares issued and outstanding, leaving approximately 26,152,590 authorized, unissued and unreserved shares of Common Stock available for future issuance.  If this proposal was not adopted, the Company may not have sufficient additional shares of Common Stock available for future employee retention, financings, acquisition or other corporate purposes.  The Board of Directors has determined that it is desirable for the Company to increase the number of shares of authorized Common Stock in order to meet needs that may arise from time to time in the future.

Amendment

The Third Article of the Company’s Articles of Incorporation will be amended to read as follows:

"The total authorized shares shall be 760,000,000 shares consisting of the following:

(i)  750,000,000 shares of Common Stock at the par value of $0.001;

(ii)  10,000,000 shares of Preferred Stock par value $0.001;

A copy of the Certificate of Amendment to the Articles of Incorporation is attached as Exhibit A.

Potential Anti-Takeover Aspects

Shares of authorized and unissued Common Stock could be issued in one or more transactions that could make it more difficult, and therefore less likely, for a takeover of the Company. Although the Board of Directors does not have the present intention to use the additional authorized shares as an anti-takeover device, the issuance of additional Common Stock could have the effect of diluting the stock ownership of persons seeking control of the Company and the possibility of such dilution could have a deterrent effect on persons seeking to acquire control.  For example, shares of Common Stock can be privately placed with purchasers who support a board of directors in opposing a tender offer or other hostile takeover bid, or can be issued to dilute the stock ownership and voting power of a third party seeking a merger or other extraordinary corporate transaction.  Accordingly, the power to issue additional shares of Common Stock could enable the Board of Directors to make it more difficult to replace incumbent directors and to accomplish business combinations opposed by the incumbent Board of Directors.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized capital stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder's proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance.  The amendment to the Articles of Incorporation will be effective upon filing with the Secretary of State for Nevada.

No Dissenter's Rights

Under Nevada Law, our dissenting shareholders are not entitled to appraisal rights with respect to our amendment, and we will not independently provide our shareholders with any such right.

 Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment.  Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved these transactions, passed upon the merits or fairness of the transactions, or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

THE ENLIGHTENED GOURMET, INC

By Order of the Board of Directors

Dated: March __, 2011	By: /s/ Alexander L. Bozzi, III
Alexander L. Bozzi, III Chairman of the Board

EXHIBIT A

CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

THE ENLIGHTENED GOURMENT, INC.

The undersigned, President of The Enlightened Gourmet, Inc. (the “Corporation”), does hereby certify as follows:

FIRST: The name of the corporation is:

THE ENLIGHTENED GOURMET, INC.

SECOND: The articles of incorporation of the Corporation is hereby amended by amending ARTICLE THIRD by deleting the number 350,000,000 under Authorized Shares – Common Stock and replacing it with 750,000,000

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	750,000,000
Preferred	$0.001	10,000,000
Totals:	760,000,000

THIRD:

 The amendment of the articles of incorporation herein certified has been duly adopted by unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding shares of common stock of the Corporation in accordance with the provisions of Section 78.315 and 78.320 of the Nevada Revised Statutes.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Articles of Incorporation, as amended, to be signed by Alexander L. Bozzi, III, its President, this ___ day of March, 2011.

THE ENLIGHTENED GOURMET, INC.

/s/ Alexander L Bozzi, III

Alexander L. Bozzi, III

President